Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-8 Nos. 333-284982 and 333-230005) pertaining to the Marriott International, Inc. Executive Deferred Compensation Plan;
(2)Registration Statement (Form S-8 No. 333-266458) pertaining to the Marriott International, Inc. Employee Stock Purchase Plan;
(3)Registration Statement (Form S-8 No. 333-271964) pertaining to the 2023 Marriott International, Inc. Stock and Cash Incentive Plan;
(4)Registration Statement (Form S-8 No. 333-161194) pertaining to the Marriott International, Inc. Stock and Cash Incentive Plan, as amended;
(5)Registration Statement (Form S-3 ASR No. 333-277039) of Marriott International, Inc.;
(6)Registration Statements (Form S-8 Nos. 333-284982, 333-277033, 333-269762, and 333-262744) pertaining to the Marriott Retirement Savings Plan; and
(7)Registration Statements (Form S-8 Nos. 333-284982 and 333-249913) pertaining to the Marriott International, Inc. Puerto Rico Retirement Plan.

of our reports dated February 10, 2026, with respect to the consolidated financial statements of Marriott International, Inc., and the effectiveness of internal control over financial reporting of Marriott International, Inc., included in this Annual Report (Form 10-K) of Marriott International, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Tysons, Virginia
February 10, 2026